Exhibit 10.1

FIRST AMENDMENT TO
FOREST OIL CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective as of December 1, 2008)

WHEREAS, Forest Oil Corporation (the “Company”) has heretofore adopted the Forest Oil Corporation Executive Deferred Compensation Plan, as amended and restated effective as of December 1, 2008 (the “Plan”); and

WHEREAS, the Company desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan shall be amended as follows, effective as of January 1, 2010:

1.             Section 1.1(3) of the Plan shall be deleted and the following shall be substituted therefor:

“(3)         Bonus Compensation:  The annual incentive bonuses, if any, paid in cash by the Employer to or for the benefit of a Member for services rendered or labor performed, including the portion thereof that a Member could have received in cash in lieu of (i) deferrals pursuant to Section 3.3 and (ii) elective contributions made on his behalf by the Employer pursuant to (A) a qualified cash or deferred arrangement (as defined in section 401(k) of the Code), (B) a qualified Roth contribution program (as defined in section 402A of the Code) or (C) a plan maintained under section 125 of the Code.”

2.             The last sentence of Section 2.1 of the Plan shall be deleted and the following shall be substituted therefor:

“By participating in the Plan for a Plan Year, a Member agrees that he shall not make any changes during such Plan Year to his deferral elections with respect to Before-Tax Contributions and Roth Contributions for such Plan Year under the Retirement Savings Plan.”

3.             Paragraphs (a) and (b) of Section 3.1 of the Plan shall be deleted and the following shall be substituted therefor:

“(a)         For each payroll period in which a Member’s Before-Tax Contributions and/or Roth Contributions under the Retirement Savings Plan are limited as a result of the limitations contained in section 401(a)(17) and/or 402(g) of the Code, the Employer shall withhold from such Member’s Compensation for such payroll period and the Member shall defer hereunder the amount by which such Member’s Before-Tax Contributions and/or Roth Contributions to the Retirement Savings Plan are reduced solely because of the application of such limitations; provided, however, that (i) any amount withheld and deferred pursuant to this sentence shall be determined based upon the assumption that the Member’s elections with respect to the percentage rates of his Before-Tax Contributions and Roth Contributions under the Retirement Savings Plan in effect during such payroll period are equal to the percentage rates of his Before-Tax Contributions and Roth Contributions in effect on the first day of the Plan Year in which such payroll period occurs and (ii) the limitation contained in section 402(g) of the Code for a Plan Year shall be determined by including in such limitation the “catch-up contributions,” if any, a Member is eligible to defer under the Retirement Savings Plan for such Plan Year pursuant to section 414(v) of the Code.  For purposes of determining the amount of a Member’s Compensation to be withheld and deferred under the preceding sentence (for each payroll period in which a Member’s Before-Tax Contributions and/or Roth Contributions under the Retirement Savings Plan are limited as described in the preceding sentence), the amount of the Member’s Compensation shall be deemed to be the Member’s Match Compensation.  Notwithstanding the foregoing, the maximum amount that may be withheld and deferred for any payroll period shall be the amount of 80% of the Member’s Compensation for such period.

(b)           For each Plan Year in which a Member’s Before-Tax Contributions and/or Roth Contributions under the Retirement Savings Plan are limited as a result of the limitations contained in section 401(k)(3) and/or 415 of the Code, the Company shall withhold from such Member’s Compensation and the Member shall defer hereunder an amount equal to the reduction in such Member’s Before-Tax Contributions and/or Roth Contributions to the Retirement Savings Plan as a result solely of the application of such limitations.”

4.             The last sentence of Section 3.2(a) of the Plan shall be deleted and the following shall be substituted therefor:

“For example, if the Retirement Savings Plan provides that the Employer Matching Contributions for a payroll period shall equal 100% of the sum of the Before-Tax Contributions and Roth Contributions that were made by a participant during such payroll period that were not in excess of 8% of such participant’s compensation for such payroll period, then the Match Percentage for such payroll period shall equal 100%, and the Compensation Percentage for such payroll period shall equal 8%.”

5.             As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the undersigned has caused these presents to be executed this 10th day of November, 2009.

FOREST OIL CORPORATION

By:	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President, General Counsel and Secretary